UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	68-0629883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16701 Greenspoint Park Drive, Suite 200 Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Eagle Rock Energy Partners, L.P. 2006 Long-Term Incentive Plan

(Full title of the plan)

Charles C. Boettcher

16701 Greenspoint Park Drive, Suite 200

Houston, Texas 77060

(281) 408-1200

(Name , address and telephone number, including area code, of agent for service)

__________________________

Copies to:

Barry Davis

Thomas R. Lamme

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 654-8111

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Units representing limited partnership interests (1)	1,000,000(1)	$17.01(2)	$17,010,000(2)	$668.50

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional common units that become issuable under the plan by reason of any dividend, split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding common units.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, whereby the per unit price was determined by reference to the average of the high and low price of the Common Units reported in the Nasdaq Global Select Market on May 15, 2008.

EXPLANATORY NOTE

On December 22, 2006 Eagle Rock Energy Partners, L.P. (the “Registrant”) filed a registration statement on Form S-8 (File No. 333-139612) with the Securities and Exchange Commission (“SEC”) registering up to 1,000,000 common units pursuant to the Eagle Rock Energy Partners, L.P. 2006 Long-Term Incentive Plan (the “Plan”). On May 15, 2008 the board of directors of Eagle Rock Energy G&P, LLC, the general partner of Eagle Rock Energy GP, L.P., the general partner of the Registrant, upon the recommendation of the compensation committee, approved by unanimous written consent an amendment to the Plan to be effective May 15, 2008. The amendment increased the aggregate number of common units that may be issued under the Plan from 1,000,000 to 2,000,000. The purpose of this registration statement is to register the additional 1,000,000 common units available for issuance under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the previously filed Form S-8 (File No. 333-139612) are incorporated herein by reference.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The SEC allows the Registrant to “incorporate by reference” the information that it files with the SEC, which means:

•	incorporated documents are considered part of this registration statement;

•	we can disclose important information by referring the reader to these documents, which may be documents that we previously have filed with the SEC or that we will file with the SEC in the future; and

•	information that we file with the SEC will automatically update and supersede this registration statement and any previously incorporated information.

The Registrant incorporates by reference the documents or portions of documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2007, filed with the SEC on April 1, 2008;

•	Current Reports on Form 8-K filed on February 21, 2008, March 13, 2008, April 4, 2008, April 17, 2008, April 21, 2008, May 1, 2008 and May 15, 2008;

•	Current Reports on Form 8-K/A filed on October 11, 2007 and November 2, 2007; and

•

The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12(b) of the Exchange Act, on September 9, 2006 (File No. 001-33016).

The Registrant also incorporates by reference filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed with the SEC after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference in this document.

Item 8.	Exhibits.

The following Exhibits are filed as a part of this registration statement:

Exhibit	Description
4.1*	Eagle Rock Energy Partners, L.P. 2006 Long-Term Incentive Plan filed as, and incorporated from, Exhibit 10.3 to registrant’s registration on Form S-1 (File No. 333-134750)

4.2*	First Amendment to Eagle Rock Energy Partners, L.P. 2006 Long-Term Incentive Plan filed as, and incorporated from, Exhibit 10.19 of the Form 8-K filed with the SEC on May 15, 2008

5.1	Opinion of Thompson & Knight LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Deloitte & Touche LLP

23.4	Consent of Thompson & Knight LLP (included in Exhibit 5.1)

23.5	Consent of Cawley, Gillespie & Associates

23.6	Consent of Hein & Associates, LLP

23.7	Consent of BDO Seidman, LLP

23.8	Consent of K.E. Andrews & Company

24.1	Powers of Attorney (included on the signature page of this registration statement)

*	Indicates document previously filed.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 21, 2008.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P., its general partner

By:	Eagle Rock Energy G&P, LLC, its general partner

By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

We, the undersigned directors and officers of Eagle Rock Energy Partners, L.P., a Delaware limited partnership, do hereby constitute and appoint Joseph A. Mills and Darin G. Holderness, and each of them, our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ JOSEPH A. MILLS Joseph A. Mills	Chief Executive Officer (Principal Executive Officer)	May 21, 2008

/s/ DARIN G. HOLDERNESS Darin G. Holderness	Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2008

/s/ KENNETH A. HERSH Kenneth A. Hersh	Director	May 21, 2008

/s/ WILLIAM J. QUINN William J. Quinn	Director	May 21, 2008

/s/ PHILIP B. SMITH Philip B. Smith	Director	May 21, 2008

/s/ WILLIAM A. SMITH William A. Smith	Director	May 21, 2008

/s/ JOHN A. WEINZIERL John A. Weinzierl	Director	May 21, 2008

/s/ WILLIAM K. WHITE William K. White	Director	May 21, 2008

EXHIBIT INDEX

Exhibit	Description
4.1*	Eagle Rock Energy Partners, L.P. 2006 Long-Term Incentive Plan filed as, and incorporated from, Exhibit 10.3 to registrant’s registration on Form S-1 (File No. 333-134750)

4.2*	First Amendment to Eagle Rock Energy Partners, L.P. 2006 Long-Term Incentive Plan filed as, and incorporated from, Exhibit 10.19 of the Form 8-K filed with the SEC on May 15, 2008

5.1	Opinion of Thompson & Knight LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Deloitte & Touche LLP

23.4	Consent of Thompson & Knight LLP (included in Exhibit 5.1)

23.5	Consent of Cawley, Gillespie & Associates

23.6	Consent of Hein & Associates, LLP

23.7	Consent of BDO Seidman, LLP

23.8	Consent of K.E. Andrews & Company

24.1	Powers of Attorney (included on the signature page of this registration statement)

*	Indicates document previously filed.